FEE WAIVER AGREEMENT

Forum Funds

Three Canal Plaza

Portland, ME 04101

June 14, 2024

Atlantic Fund Administration, LLC

Three Canal Plaza

Portland, ME 04101

Ladies and Gentlemen:

This Fee Waiver Agreement (this “Agreement”) is entered into as of the date first set forth above between Forum Funds (the “Trust”), on behalf of its series set forth in Exhibit A hereto (each, a “Fund” and together, the “Funds”), and Atlantic Fund Administration, LLC, a wholly owned subsidiary of Apex Group Ltd. doing business as Apex Fund Services (“Apex”), on the following terms:

1.	The Trust is an open-end management investment company that has multiple separate investment portfolios, including the Funds.

2.	Pursuant to a Services Agreement between the Trust and Apex dated April 20, 2007, as amended or supplemented from time to time (the “Administration Agreement”), the Trust has retained Apex and to provide the Trust and the Funds, and the Funds’ shareholders with administration, transfer agency, and other services.

3.	During the term of this Agreement, for each Fund listed in Exhibit A hereto, Apex shall waive certain fees payable under the Administration Agreement, as set forth in Exhibit A.

4.	This Agreement shall be effective for each Fund for the period specified on Exhibit A. This Agreement may only be amended or terminated with the approval of the Board of Trustees of the Trust.

5.	This Agreement constitutes the whole agreement between the parties and supersedes any previous service fee waiver agreement relating to the Funds.

[Remainder of Page Left Intentionally Blank]

If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart hereof and return the same to us.

Very truly yours,

ATLANTIC FUND ADMINISTRATION, LLC

By:	/s/Brandon Stultz
Brandon Stultz
Title:	Chief Executive Officer

The foregoing Agreement is hereby accepted as of June 14, 2024.

FORUM FUNDS

By:	/s/ Zachary Tackett
Name:	Zachary Tackett
Title:	President

[Signature page to the Fee Waiver Agreement]

EXHIBIT A

To the Fee Waiver Agreement

Last Approved: June 14, 2024

Fund	Expense Category	Start Date	End Date	Waiver
Auxier Focus Fund	Administration	1/1/2012	N/A	[REDACTED]
Auxier Focus Fund	Fund Accounting	7/1/2023	6/30/2025	[REDACTED]
DF Dent Premier Growth Fund; DF Dent Midcap Growth Fund; DF Dent Small Cap Growth Fund	Administration	7/1/2023	6/30/2025	[REDACTED]
DF Dent Premier Growth Fund; DF Dent Midcap Growth Fund; DF Dent Small Cap Growth Fund	Fund Accounting	7/1/2023	6/30/2025	[REDACTED]
Lisanti Small Cap Growth Fund	Transfer Agency	1/1/2023	12/31/2024	[REDACTED]
Lisanti Small Cap Growth Fund	Recoupment	1/1/2023	12/31/2024	[REDACTED]
Lisanti Small Cap Growth Fund	Administration	1/1/2024	12/31/2024	[REDACTED]
Lisanti Small Cap Growth Fund	Administration	1/1/2024	12/31/2024	[REDACTED]
Lisanti Small Cap Growth Fund	Recoupment	1/1/2024	12/31/2024	[REDACTED]
Monongahela All Cap Value Fund	Administration	5/15/2013	N/A	[REDACTED]
Monongahela All Cap Value Fund	Fund Accounting	5/15/2013	N/A	[REDACTED]
Monongahela All Cap Value Fund	Compliance	5/15/2013	N/A	[REDACTED]
Monongahela All Cap Value Fund	Compliance	5/15/2013	N/A	[REDACTED]
Polaris Global Value Fund	Administration	1/1/ 2023	12/31/2024	[REDACTED]